Exhibit 99.1

FF Announces Fourth Quarter and Full Year 2025 Financial Results: Stockholders’ Equity Turns Positive; First Month of EAI Robotics Delivery Beats Target with Positive Product Gross Margin

●	Balance sheet strengthens with return to positive stockholders’ equity following ~$100 million debt optimization.

●	EAI robotics exceeds target of shipping 20 units in its first delivery month and achieves positive product gross margins in Q1 2026, establishing a scalable growth and cash flow engine, targeting cumulative shipments of more than 1,000 units by the end of December 2026. The Company expects to generate software-related revenue beyond device sales within 2026.

●	EAI EV Strategy advances into validation and pre-production with a disciplined, cash-aligned ramp.

●	FF is the first U.S. company to deliver both humanoid and bionic robots that utilize a self-reinforcing “Device-Data-Brain” cycle, which improves the product capability and data generation leading to further AI brain advancements.

●	Conclusion of U.S. SEC investigation removes regulatory overhang and supports capital markets re-engagement.

●	Upgraded corporate strategy of EAI EV + EAI Robotics positions the company for integrated, multi-platform growth, with establishment of a “Three-in-One” EAI Robotics Eco-Strategy.

Los Angeles, CA (March 31, 2026) -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFAI) (“FF”, “Faraday Future”, or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today announced financial results for its fourth quarter and full year ended December 31, 2025, and provided key operational and strategic updates.

During the fourth quarter, FF achieved a major production milestone with the official roll-off of the first FX Super One pre-production vehicle at its Hanford, California AI-Factory. The Company also formally launched its FF EAI Ecosystem Strategy, a three-in-one framework comprising EAI hardware, the EAI Brain and Open-Source Platform, and the EAI Centralized & Decentralized Data Factory, designed to establish an open and closed-loop EAI ecosystem. Initial deliveries are already underway, further strengthening the Company’s intelligent ecosystem platform.

FOURTH QUARTER 2025 HIGHLIGHTS & SUBSEQUENT UPDATES

Transition from EAI strategy to execution:

During the fourth quarter of 2025 and into early 2026, the Company achieved several key milestones across its EV business, advancing both product development and commercial execution.

●	Operationally, the Company reached an important manufacturing milestone on December 21, 2025, with the roll-off of the first FX Super One pre-production vehicle at its Hanford, California facility. This marked the transition into engineering validation, homologation and production system refinement.

●	The Company also continued to advance U.S. production readiness, including ongoing progress on localized certification work related to FMVSS requirements.

●	In addition, supply chain development progressed through procurement agreements for FX Super One components. The Company also upgraded cooperation with its Bridge Strategic Partner through strategic agreements covering targeted mass-production component procurement and engineering services for collaborative models, supporting the next phase of preparation toward full-scale production of the Super One. The Company also continued to expand and refine its broader EV product portfolio. FF 91 remains the Company’s ultra-luxury flagship model. In December, the Company officially released the rear design sketches for the second potential FX brand model, the FX 4, which is positioned as the “RAV 4 Disruptor in the AIEV Era”.

●	In the U.S. market, 800V high-voltage drive systems are becoming a core label defining the product strength and technological leadership of high-end electric vehicles. Our product-related research and development is already underway.

●	Commercially, the Company continued to expand its Co-Creation Ecosystem B2B2C model, with cumulative non-binding, non-refundable pre-orders for the FX Super One for over 11,000 units across multiple U.S. states and industries by the end of 2025.

●	The Company also continued building its Four-Pillar Sales Architecture, including community sales, partner sales, B2B sales and third-party e-commerce, forming a diversified user-reach network. In early 2026, the Company further strengthened its regional operational capabilities by expanding its dealership network, broadening its sales system to support both EAI EVs and EAI robots, and exploring diversified sales models such as customized leasing programs. Following its presence at the NADA Dealer Summit, the Company signed memorandums of understanding for sales cooperation covering both the Super One and EAI robots with several major U.S. mainstream dealerships.

●	Following the October 28 launch of the FX Super One, football legend Andrés Iniesta joined in November as the world’s first owner and Co-creation Officer, boosting regional presence. Deliveries are prioritized for key co-creation partners, including local government entities, with operations taking shape in Ras Al Khaimah.

●	To support these global efforts, Faraday Finance Inc. was established in October to provide diversified financing solutions. An application has been filed for the relevant auto finance license with the California Department of Financial Protection and Innovation.

The announcement of the EAI Ecosystem strategy marked another key milestone in the Company’s AI-driven mobility roadmap, expanding its vision into a broader intelligent ecosystem platform.

●	Faraday Future formally launched three series of Embodied AI (“EAI”) robotics products, Futurist, Master and Aegis, on February 4, 2026. These products are initially focused on three primary use cases, education, home security and entertainment/performance, with these real-world applications intended to support product deployment, market awareness, and commercial conversion.

●	As of the launch event, total non-binding, non-refundable paid pre-orders had exceeded 1,200 units. Deliveries commenced in late February, making Faraday Future the earliest U.S. Company to start scaled delivery for both humanoid and bionic EAI robotic devices.

●	By the end of March 2026, cumulative shipments of FF EAI Robotics, reached 22 units, exceeding the preset target, accompanied by the start of robot sales revenue and positive product gross margin in the first quarter. This expansion introduces an asset-light, high-margin revenue stream designed to support near-term cash flow while reinforcing the Company’s longer-term ecosystem strategy.

FF makes upgrades to the FFAI technology stack:

●	The system now natively supports over 50 languages and includes real-time web searches with voice synthesis and RAG knowledge base support.

●	Technical improvements also include an AEC upgrade to support seamless conversation interruption and the successful migration of an end-to-end autonomous driving model.

●	We have developed vision-based 3D object detection and a scalable automated labeling algorithm, alongside the implementation of gesture-controlled door entry using the DinoV3 vision model.

●	Furthermore, FF has submitted a patent for a blockchain and Web3-based vehicle sharing system that allows for one-click sharing, automated credit verification, and revenue distribution.

These are not isolated features — they form the foundation of a scalable, cross-terminal intelligence system.

Strengthening AI System, Governance, and Leadership:

Governance, compliance, and organizational capabilities were further strengthened during the quarter as the Company continued to enhance its leadership team, internal controls, and operational foundation in support of commercialization.

●	In the fourth quarter, the overall PPTIA (Policy, Process, Tools, IT, AI) governance methodology was introduced and implemented across the Company.

●	In addition, FF and FX executives held a series of constructive meetings in Washington, D.C. with several U.S. Members of Congress and government officials regarding manufacturing, policy, and industry priorities.

●	In March 2026, the SEC investigation concluded with no enforcement or other action taken against the Company or related parties, removing a regulatory overhang, supporting the Company’s continued re-engagement with capital markets, and further reinforcing its legal and compliance framework.

●	During the same month, the Company’s headquarters relocation to Silicon Beach in El Segundo, CA. enhanced its ability to attract senior talent and support its next phase of growth.

Separately, the Company continued to advance its broader ecosystem strategy through its investment in Qualigen Therapeutics, which was later renamed AIxCrypto Holdings Inc. (NASDAQ: AIXC), and through a February 2026 share purchase agreement with a third party designated by AIXC that secured $10 million in pure equity financing. According to AIXC’s plan, the FF common stock to be acquired is expected to support the launch of a real-world asset (RWA) business, while FF intends to explore stock tokenization cooperation with AIXC as part of its efforts to expand brand exposure and develop additional financing channels. Although the third party provided the Company with the full funding needed to close the transaction, it has not yet been consummated. The Company currently has an insufficient number of authorized but unissued and unreserved shares to close under the terms of the purchase agreement.

RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2025

●	Revenue: For the full year 2025, revenue was essentially flat year-over-year. This reflects early-stage commercialization, with stable market engagement as FF continues to refine the plan.

●	Loss from Operations: Loss from Operations was $32.3 million for the three months ending December 31, 2025, and $331 million for the full year 2025 primarily reflecting asset impairments, cost of revenue and G&A.

Excluding one-time impairments or losses, the operating loss was $185 million, reflecting the Company’s cost-optimization efforts.

The one-time asset impairment in 2025 resulted from the strategic shift from the FF 91 program to the planned FF 92 upgrade, along with reorganization and retooling for the FX Super One commercial production. The impaired assets are expected to be redeployed with limited additional investment in retrofitting and upgrades.

●	Operating Cash Outflow: Operating Cash Outflow was $107.5 million for the full year 2025, primarily driven by changes in working capital and the operational ramp-up of the FX platform.

●	Financing Cash Inflow: Financing Cash Inflow was $161.4 million for the full year 2025, an 100% increase from $80.7 million in 2024.

●	Stockholders’ Equity: Stockholders’ equity was $7.7 million at the end of 2025, primarily impacted by manufacturing optimization expenses, fair value adjustments related to our convertible notes and impairment provisions for certain assets. The capital structure includes equity-linked instruments, and as a result, reported figures may experience meaningful non-cash volatility period to period.

CAPITAL FINANCING

●	In 2025, the Company generated $161.4 million in net financing inflow, demonstrating continued access to capital amid a challenging EV financing environment. Going forward, it remains focused on securing additional external financing—including strategic investors in 2026—to support its EAI Automotive and Robotics businesses.

●	During Q4, the Company engaged with capital markets through conferences and roadshows to boost visibility and pursue investment bank analyst coverage. It also simplified its capital structure by entering agreements to cancel approximately 44.6 million outstanding warrants, reducing potential future dilution.

●	On March 20, 2026, the Company received a Nasdaq deficiency notice for failing to maintain a minimum bid price of at least $1.00 per share for the 30 consecutive trading days and granting the Company 180 days to regain compliance. The Company will take all necessary actions within the prescribed period to regain compliance.

●	In March 2026, the Company initiated action regarding potential illegal short selling and market manipulation, while continuing evidence collection. Separately, it launched a collective stock purchase plan for executives and employees to acquire approximately $500,000 of FFAI common stock around May 2026, subject to regulatory requirements, reflecting confidence in the Company’s strategy and outlook.

2026 OUTLOOK

●	Looking ahead to 2026, FF is focused on deepening strategic execution, aimed at driving continuous growth of business and deliveries. The EAI Robotics division is targeting cumulative shipments of more than 1,000 units by the end of December 2026 and ensuring positive product gross margin.

●	At the same time, FF remains focused on the phased delivery of the FX Super One. The priority remains the enhancement of overall product competitiveness with stable cash flow as a prerequisite.

●	To further support future growth, FF is advancing the build-out of its EAI Brain and open-source developer platform through joint development initiatives with research labs at leading U.S. universities, while also planning to establish a centralized data training center at its headquarters by the third quarter of 2026. The Company expects to generate software-related revenue beyond device sales within 2026.

●	Through ongoing delivery, ramp-up, and use case expansion, FF will keep amplifying the flywheel advantage of FF as the first U.S. company to deliver both humanoid and bionic robots. Our ambition is to replicate in EAI robotics what Tesla built across EVs, data, and FSD. We want to build a self-reinforcing “Device-Data-Brain” cycle, where scaled deployment drives data collection and model training, which feeds the AI brain, which improves product capability, which accelerates sales and deployment, which generates more data, which advances an even smarter AI brain. Through this “Device-Data-Brain” flywheel, we aim to rapidly convert our first-delivery first-mover advantage into a sustainably leading position.

●	Considering EAI Robotics to require considerably less investment than EAI EVs, the Company is building a differentiated growth model intended to support near-term cash flow generation with limited additional investment and long-term ecosystem expansion. On the capital and regulatory front, FF’s objectives for 2026 are focused on restoring market confidence and ensuring long-term stability. This includes working toward regaining compliance with Nasdaq’s minimum bid price requirement within the applicable 180-day compliance period and actively pursuing strategic investments from top-tier global investment institutions, improving financing costs and dilution.

●	In addition, the Company plans to continue strengthening operational fundamentals, enhancing transparency, and actively addressing alleged illegal short-selling activity to protect the stockholders.

“We achieved important milestones across our EV and robotics businesses that further strengthened our foundation for growth, including progress toward FX Super One production, expanded commercial engagement, and the launch of our EAI Robotics products,” said Matthias Aydt, Global Co-CEO of Faraday Future. “We are entering 2026 with clear execution priorities and strong conviction in our dual-track strategy, as we work to scale deliveries, broaden commercialization, and position the Company for long-term value creation.”

EARNINGS WEBCAST

Faraday Future management will host a webcast today, March 31, 2026, at 7:30 p.m. Eastern time (4:30 p.m. Pacific time). Interested investors and other parties can listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at https://investors.ff.com/. A replay of the webcast will be available on the Company’s website shortly thereafter. More detail on FF’s 2025 Q4 and full year, when filed, can be found in our SEC filings and online at https://investors.ff.com/financial-information/sec-filings.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global Embodied AI (EAI) ecosystem Company founded in 2014 and is dedicated to reshaping the future of mobility through vehicle electrification, intelligent technologies, and AI innovation. Its flagship vehicle, the FF 91, began deliveries in 2023 and reflects the brand’s pursuit of ultra-luxury, cutting-edge technology, and high performance. FF’s second brand, FX, targets the high-volume mainstream vehicle market. Its first model, Super One, is positioned as a first-class EAI-MPV, with deliveries planned to begin in 2026. FF recently announced its entry into the Embodied AI Robotics business with sales beginning this year, connecting its future strategy of bringing a new era of EAI vehicles and EAI robotics. For more information, please visit https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding FF’s entry into the embodied AI robotics market, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to maintain its listing on Nasdaq; the Company’s ability to timely regain compliance with Nasdaq’s minimum bid requirement; the Company’s common stock will be suspended from trading on Nasdaq if it’s closing price is $0.10 or less for 10 consecutive trading days; the availability of sufficient share capital to execute on its strategy, which the Company currently lacks; the agreement of stockholders to substantially increase the Company’s share capital, which could result in substantial additional dilution; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; demand for our robotics products; the Company’s ability to secure contracts with the appropriate suppliers to execute on the FX strategy; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; our reliance on a single OEM for robotics products; our ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly China; the ability of the U.S. Department of Commerce to review, condition, or prohibit robotics-related transactions with a China OEM; demand from automobile dealers for robotics products; the Company’s ability to secure an occupancy certificate for its Hanford facility; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and Form 10-Qs for the quarters ended June 30, 2025 and September 30, 2025 filed with the SEC on May 9, 2025, August 19, 2025 and November 21, 2025, respectively, and other documents filed by the Company from time to time with the SEC.

CONTACTS

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

PART I - FINANCIAL INFORMATION

Appendix Financial Statements

Faraday Future Intelligent Electric Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$34,927	$7,144
Restricted cash	27	30
Digital assets	10,250	—
Accounts receivable	257	—
Notes receivable, net of allowance for credit losses of $4,555 at December 31, 2025	343	—
Inventory, net (see Note 4)	3,258	27,486
Deposits (see Note 5)	10,499	31,094
Other current assets (see Note 5)	8,963	6,127
Total current assets	68,524	71,881
Property, plant and equipment, net	155,303	348,587
Operating lease right-of-use assets, net	4,950	1,761
Intangible assets, net	4,639	1,042
Goodwill	25,764	—
Other non-current assets (see Notes 4 and 5)	18,682	2,129
Total assets	$277,862	$425,400
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$57,277	$71,414
Accrued expenses and other current liabilities	45,499	45,677
Related party accrued expenses and other current liabilities	13,179	11,077
Warrant liabilities	1,950	28,864
Accrued interest	—	25
Related party accrued interest	19,933	23,227
Other financing liabilities, current portion	951	761
Operating lease liabilities, current portion	1,443	2,128
Notes payable, current portion	4,432	4,224
Related party notes payable	3,507	5,310
Total current liabilities	148,171	192,707

Other financing liabilities, long term portion	46,867	38,698
Operating lease liabilities, long term portion	3,471	14
Notes payable, long term portion	56,234	45,264
Related party notes payable, long term portion	772	2,754
Derivative call options	10,042	29,709
Related party derivative call options	2,504	—
Other liabilities	2,042	1,287
Total liabilities	270,103	310,433

Commitments and Contingencies (Note 12)

Stockholders equity (deficit)
Class A Common Stock, 0.0001 par value; 228,041,297 and 99,815,625 shares authorized; 199,130,727 and 65,919,127 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	21	6
Class B Common Stock, 0.0001 par value; 4,429,688 shares authorized; 6,667 shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Preferred Stock, 0.0001 par value; 5,931,000 and 10,000,000 shares authorized as of December 31, 2025 and December 31, 2024 respectively; one and zero shares issued and outstanding as of December 31, 2025 and December 31, 2024 respectively	—	—
Series B Preferred Stock, $0.0001 par value; 12,000,000 and zero shares authorized as of December 31, 2025 and December 31, 2024 respectively; 7,184,760 and zero shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	4,673,866	4,421,563
Accumulated other comprehensive income	3,817	7,744
Accumulated deficit	(4,705,042)	(4,314,346)
Total stockholders’ equity (deficit) attributable to the Company	(27,338)	114,967
Noncontrolling interest	35,097	—
Total stockholders’ equity (deficit)	7,759	114,967
Total liabilities and stockholders’ equity (deficit)	$277,862	$425,400

Faraday Future Intelligent Electric Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	2025	2024
Revenue	$536	$539
Cost of revenue	98,302	84,029
Gross profit	(97,766)	(83,490)
Operating expenses
Research and development	16,603	25,227
Settlement on accrued research and development expenses	—	(14,935)
Sales and marketing	12,310	9,278
General and administrative	55,733	43,164
Loss on disposal of property, plant, and equipment	2,459	1,667
Impairment of long-lived assets and deposits	137,435	1,847
Impairment of goodwill	4,450	—
Credit loss expense - short-term note receivable	4,294	—
Total operating expenses	233,284	66,248

Loss from operations	(331,050)	(149,738)
Change in fair value of notes payable, warrant liabilities, and derivative call options	49,093	(12,556)
Change in fair value of related party notes payable, warrant liabilities, and derivative call options	(1,627)	253
Loss on settlement of notes payable	(100,524)	(161,725)
Loss on settlement of related party notes payable	(5,128)	(14,295)
Interest expense	(8,649)	(7,895)
Related party interest expense	—	(8,710)
Net loss on digital assets	(4,117)	—
Other (loss) income, net	4,983	(1,448)
Loss before income taxes	(397,019)	(356,114)
Income tax (expense) benefit	(63)	267
Net loss	$(397,082)	$(355,847)
Less: Net Loss attributable to noncontrolling interest	6,386	—
Net Loss attributable to Faraday Future Intelligent Electric Inc.	$(390,696)	$(355,847)

Per share information (See Note 17):
Net loss per share of Class A and B Common Stock attributable to common stockholders:
Basic	$(3.14)	$(19.61)
Diluted	$(3.14)	$(19.61)
Weighted average common shares used in computing net loss per share of Class A and Class B Common Stock:
Basic	124,299,591	18,529,525
Diluted	124,299,591	18,529,525

Total comprehensive loss
Net loss	$(397,082)	$(355,847)
Foreign currency translation adjustment	(3,927)	1,882
Total comprehensive loss	$(401,009)	$(353,965)

Faraday Future Intelligent Electric Inc.

Consolidated Statements of Cash Flows

Faraday Future Intelligent Electric Inc.

Consolidated Statements of Cash Flows

(in thousands)

	2025	2024
Cash flows from operating activities
Net loss	$(397,082)	$(355,847)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	64,807	71,442
Amortization of operating lease right-of-use assets	3,032	2,588
Non-cash interest expense	4,870	1,929
Loss (gain) on digital assets, net	4,117	—
Loss (gain) on disposal of property and equipment, net	2,459	1,667
Asset impairment	137,435	1,847
Goodwill impairment	4,450	—
Stock-based compensation	3,150	8,382
Reserve on inventory	17,829	476
Credit loss expense	4,294	—
Accrued interest on short-term note receivable	(189)	—
Loss on settlement of notes payable	100,524	161,725
Loss on settlement of related party notes payable	5,128	14,295
H.S.L. SRL. settlement adjustment	(295)	—
Settlement on accrued research and development expenses	—	(14,935)
Change in fair value of notes payable, warrant liabilities, and derivative liabilities	(49,093)	15,058
Change in fair value of related party notes payable, warrant liabilities, and derivative	1,627	(253)
Other	55	963
Changes in operating assets and liabilities
Accounts receivables	(257)	—
Inventory	706	6,267
Deposits	(376)	(706)
Accounts payable	(15,843)	(8,804)
Accrued expenses and other current liabilities	4,069	16,907
Related party accrued expenses and other current and non-current liabilities	1,667	(1,573)
Related party accrued interest expense	—	8,710
Operating lease liabilities	(3,572)	—
Financing lease liabilities	—	2,876
Other current and non-current assets	(1,088)	(3,200)
Net cash used in operating activities	(107,576)	(70,186)
Cash flows from investing activities
Acquisition of AIXC, net of cash acquired	(1,121)	—
Proceeds from sale of equipment	32	198
Purchase of digital assets	(27,000)	—
Sale of digital assets	12,632	—
Payments for property and equipment	(7,644)	(7,580)
Purchase of short-term note receivable	(100)	—
Additions to intangible assets	(256)	—
Net cash used in investing activities	(23,457)	(7,382)
Cash flows from financing activities
Proceeds from AIXC follow-on capital contribution, net of issuance costs	9,899	—
Payments of notes payable issuance costs	(2,540)	(2,087)
Payments of related party notes payable issuance costs	(4,017)	—
Payments of notes payable and other financing obligations	(4,932)	(428)
Capital contributions	—	250
Proceeds from notes payable, net of original issuance discount	151,739	68,111
Proceeds from related party notes payable, net of original issuance discount	4,731	3,075
Proceeds from other financial obligations	5,081	11,812
Proceeds from exercise of warrants	1,441	—
Net cash provided by financing activities	161,402	80,733
Effect of exchange rate changes on cash and restricted cash	(2,589)	(16)
Net increase in cash and restricted cash	27,780	3,149
Cash and restricted cash, beginning of period	7,174	4,025
Cash and restricted cash, end of period	$34,954	$7,174